                             CONSULTING AGREEMENT
                                BY AND BETWEEN
                             THINK NEW IDEAS, INC.
                                      AND
                                JASON H. POLLAK


     THIS AGREEMENT (the "Agreement") is entered into as of this 30th day of June, 1997, by and between THINK New Ideas, Inc., a Delaware corporation with executive offices at 45 W. 36th Street, New York, New York 10018 (the "Corporation") and Jason H. Pollak (hereinafter referred to as "Pollak" or the "Consultant" as the context may require), c/o Tiger Eye Acquisitions, L.L.C., at 175 EAB Plaza, West Tower - Lobby Level, Uniondale, New York 11556.

     WHEREAS, Pollak has developed expertise in and is in the business of providing consulting services, including finding and assessing acquisition candidates and providing investor and public relations services;

     WHEREAS, Pollak has expertise in the area of providing consulting services, including finding and assessing acquisition candidates and providing investor and public relations services;

     WHEREAS, the Corporation desires to engage Pollak to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein;

     WHEREAS, Pollak desires to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, Pollak and the Corporation have agreed that Pollak shall render the services set forth below to the Corporation upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Engagement. The Corporation hereby engages the Consultant to render to it for a period of twelve (12) months commencing on the date hereof (the "Term") the services described herein. The Term hereof may be extended or renewed upon the written agreement of the Corporation and the Consultant prior to expiration of the initial Term hereof on such terms as the parties hereto may negotiate at the time of such extension or renewal. This Agreement may be terminated as set forth in Section 15 hereof.

     2. Services. For the Term of this Agreement, the Consultant shall perform the following services for the Corporation:

     (a) Assist the Corporation in locating, assessing and implementing the acquisition by the Corporation, by way purchases of stock, purchase of assets, merger, tender offer, joint venture or otherwise, the acquisition by the Corporation of one or more businesses, divisions or other operating entities and/or assets, consistent with the directives of the Corporation;

     (b) Prepare and disseminate, with the Corporation's prior approval and at the Corporation's direction, due-diligence packages which would include such items as presentation folders, press release sheets, the appropriate public reporting documents and a Corporation overview pamphlet;

     (c) Prepare and disseminate, with the Corporation's prior approval and at the Corporation's direction, investor relations packages;

     (d) Assist the Corporation in preparing presentations to market-makers, broker/dealers, fund managers and analysts;

     (e) Prepare and disseminate, with the Corporation's prior approval and at the Corporation's direction, press releases in compliance with any applicable regulatory guidelines to wire/news services;

     (f) Disseminate, at the Corporation's direction, for informational purposes the Corporation's publicly filed materials, including the Corporation's Annual, Quarterly and Current Reports on Forms 10-K, 10-Q, and 8-K, respectively;

     (g) Assist with the coordination and conduct of annual and special shareholder meetings;

     (h) Visit the Corporation's offices on a monthly basis to discuss and assist in the implementation of the Corporation's strategies for its operations and future growth;

     (i) Perform such other services as may be reasonably requested from time to time by the officers of the Corporation; provided however, that in no
                                                  ----------------
         event may such services include or be in any way related to or connected with a capital raising transaction of any nature whatsoever; and

     (j) Bear all costs and expenses relating to any of the foregoing.

     Upon expiration (or termination pursuant to Section 15, as applicable) of this Agreement, any due diligence packages, investor relations packages, pamphlets or other materials that form a part of the foregoing, and any information and/or lists of individuals or entities to whom such information and materials were sent, shall be delivered to the Corporation, along with any scripts and/or tapes of the infomercials about the Corporation produced and presented by the Consultant pursuant hereto.

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

     3. Compensation. In consideration for the performance of the services described above, the Corporation shall issue to the Consultant an aggregate of two hundred thousand (200,000) shares of its common stock, par value $.0001 per share (the "Common Stock") and grant to the Consultant options to acquire up to one hundred fifty thousand (150,000) shares of Common Stock as follows:

         (a) an aggregate of fifty thousand (50,000) shares of Common Stock shall be issued within fifteen (15) days of execution hereof in consideration for services rendered prior to such issuance;

         (b) thereafter, an aggregate of twelve thousand five hundred (12,500) shares of Common Stock shall be issued on the last day of each calendar month during the Term hereof in consideration for services rendered prior to such issuance; and

         (c) options (the "Options") to acquire an aggregate of twelve thousand five hundred (12,500) shares of Common Stock shall become exercisable on the last day of each calendar month during the Term hereof in consideration for services rendered prior to such issuance and shall be exercisable through the period ending 30 days after expiration of the Term hereof at a price per share equal to the average closing bid price of the Common Stock as quoted by the Nasdaq National Market System (or such other quotation system or exchange on which the Corporation's securities are then quoted or traded) for the twenty trading days immediately preceding the respective exercise dates of such options.

     4. Registration Rights. Upon the written request of the Consultant delivered to the Corporation at any time after December 2, 1997 (the "Exercise Date"), the Corporation shall file, as soon as practicable thereafter, a registration statement relating to the Options and the shares of Common Stock issuable pursuant hereto, including the shares issuable upon exercise of the Options, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"). In the event that, for any reason whatsoever, Form S-8 is not available for use by the Corporation, the Corporation shall file such form of registration statement as is available for use by the Corporation as specified or otherwise permitted by the Act and the rules and regulations promulgated thereunder. The Corporation shall bear all costs and expenses incurred in connection with such registration, including printing costs, the fees of the Corporation's counsel and accountants, and applicable filing fees, but excluding, however, the fees and expenses of any counsel engaged by the Consultant, or any underwriter engaged by the Consultant, and any underwriters', brokers' or dealers' commissions, fees, expenses, discounts or other compensation attributable to the offer or sale of any of the Options or the shares of Common Stock subject hereto by the Consultant. Nothing set forth herein shall be construed to preclude the Corporation from filing a registration statement including the Options and the shares of Common Stock issuable pursuant hereto prior to the Exercise Date should the Corporation, at its option and in its sole discretion, determine to do so. The Corporation shall:

     (a) Use its best efforts to maintain the effectiveness of any such registration statement for up to twelve (12) months following the effectiveness thereof and, from time to time, shall amend or supplement such registration statement during such period to the extent necessary to comply with the Act;

     (b) Provide any requisite prospectuses meeting the requirements of the Act and such other documents as the Consultant may reasonably request for a period of at least twelve (12) months following the effectiveness of such registration statement;

     (c) Register and qualify for sale any of such securities in such states as the Consultant may reasonably designate in order to enable the Consultant to consummate the sale or other disposition of such securities should the Consultant determine to sell or otherwise dispose of such securities or, in the alternative, maintain for a period of twelve (12) months its listing on the Nasdaq National Market System ("NMS") or in the Standard & Poors service in the event that the Corporation is not listed on the NMS; and

     (d) Do any and all other acts and things which may be necessary under or required by the Act and/or other applicable federal or state securities laws to enable the Consultant to consummate the sale or other disposition of such securities pursuant to such registration statement should the Consultant determine to sell or otherwise dispose of such securities.

     The Consultant understands that:

     (a) Neither the Options nor the shares of Common Stock issuable hereunder (including the shares issuable upon exercise of the Options) have previously been the subject of registration under the Act or any applicable state securities laws;

     (b) In the absence of availability of an exemption from the registration requirements of the Act, the Consultant may not sell or otherwise transfer such securities unless such securities are subject to an effective registration statement under the Act and any applicable state securities laws;

     (c) To the extent that any of the securities issuable pursuant hereto may be issued at a time during which a registration statement relating to such issuance is not effective, a legend will be placed on any certificate or certificates evidencing the same indicating that such securities have not been registered under the Act and setting forth the restrictions on transferability and sale of such securities;

     (d) The Corporation will place stop transfer instructions against the certificate or certificates evidencing the foregoing securities to restrict the transfer thereof; and

     (e) The Corporation is a party to a certain underwriting agreement, dated November 26, 1996, among the Corporation, Commonwealth Associates and an individual stockholder.

     5. Representations and Warranties. The Consultant hereby represents and warrants to the Corporation that:

     (a) The Consultant will not sell or otherwise transfer the securities issued to the Consultant pursuant hereto without compliance with the Act and any applicable state securities laws;

     (b) The Consultant has received and carefully read the following: (i) the Corporation's Quarterly Reports on Form 10-Q for the periods ended December 31, 1996 and March 31, 1997 (File No. 000-21775); (ii) the
         Corporation's definitive prospectus, dated November 26, 1996, relating to its initial public offering; (iii) press releases released by the Corporation since its initial public offering; and (v) written or verbal responses to any questions the Consultant has submitted to the Corporation regarding its acquisition of the securities described herein, all of which the Consultant acknowledges have been provided to the Consultant. The documents listed in item (i) above may be referred to hereinafter as the "Exchange Act Reports," and the Exchange Act Reports, together with the items listed in (ii) through (iv), are referred to hereinafter as the "Corporate Materials" (as the context may require). Other than the Corporate Materials, the Consultant has not been furnished with any other materials or literature relating to the acquisition of the securities described herein. The Consultant has been given the opportunity to ask questions of and to receive answers from the Corporation concerning the terms and conditions of the acquisition of the securities described herein and the Corporate Materials, and to obtain such additional written information necessary to verify the accuracy of same as the Consultant desires in order to evaluate the acquisition of and investment in the securities described herein. The Consultant acknowledges and confirms that the written and/or verbal responses provided to the Consultant by the Corporation in response to the Consultant's questions are not contrary to or inconsistent with, nor do they conflict with the information set forth in the Corporate Materials. The Consultant further acknowledges that it understands the information contained in the Corporate Materials and the Consultant has had the opportunity to discuss any questions regarding the Corporate Materials with its counsel or other advisor. The only information upon which the Consultant has relied is that which is set forth in the Corporate Materials;

     (c) The Consultant understands that no federal or state agency or other authority: (i) has made any finding or determination regarding the fairness of the transactions described herein; (ii) has made any recommendation or endorsement of the transactions described herein; or
         (iii) has passed in any way upon this agreement or the Corporate Materials;

     (d) The Consultant: (i) is acquiring the securities described herein solely for his own account for investment purposes only and not with a view toward resale or distribution thereof, either in whole or in part; and (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the securities to any other person;

     (e) The Consultant has adequate means of providing for his current needs and contingencies and has no need for liquidity in the investment in the securities described herein. The Consultant has read, is familiar with and understands Rule 501 of Regulation D and represents that he is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act. The Consultant has no reason to anticipate any material change in his financial condition for the foreseeable future;

     (f) The Consultant is aware that the acquisition of the securities described herein is a speculative investment involving a high degree of risk and that there is no guarantee that the Consultant will realize any gain from its acquisition of or investment in such securities;

     (g) The Consultant is financially able to bear the economic risk of an investment in the securities described herein, including the ability to hold such securities indefinitely and to afford a complete loss of an investment in such securities;

     (h) The Consultant's overall commitment to investments which are not readily marketable is not disproportionate to the Consultant's net worth, and the Consultant's investment in the securities described herein will not cause such overall commitment to become excessive; and

     (i) The Consultant has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the acquisition of and an investment in the securities described herein; and

     (j) To the best of the Consultant's knowledge, the Consultant is not currently the subject of any administrative, civil, criminal or disciplinary proceeding or any investigation or informal inquiry or investigation brought by the Commission, the National Association of Securities Dealers or any state securities commission, or which alleged a violation of a federal or state securities law.

     The Corporation hereby represents and warrants to the Consultant that:

     (a) The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Corporation. The Corporation has taken all necessary corporate action and has all the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an authorized officer of the Corporation on its behalf and is the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

     (b) The Corporation is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Corporation;

     (c) The Corporation is authorized to issue an aggregate of 50,000,000 shares of Common Stock. As of the date hereof, the Corporation has 6,416,667 shares of Common Stock outstanding, 120,000 shares of Common Stock issuable in connection with the Corporation's recent acquisition of certain assets of a subsidiary of Omnicom Group Inc. and approximately 1,300,000 shares of Common Stock issuable upon the exercise of currently outstanding stock purchase warrants, stock options, or conversion rights. All outstanding shares of the Corporation's capital stock have been duly authorized, validly issued and are fully paid and non-assessable. The shares of Common Stock to be issued hereunder are and will be upon issuance, in each case, free of preemptive rights and free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. The Corporation has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). Except as disclosed in the Corporate Materials, as of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of the Common Stock issuable pursuant hereto or any of the unissued shares of capital stock of the Corporation, and there are no voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of the Corporation;

     6. Confidential Information. By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets and confidential information about the business and operation of the Corporation, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder and in accordance herewith, any information relating to the business, operation or other affairs of the Corporation, its subsidiaries and divisions thereof, which information is acquired in the course of providing services for the Corporation. To the extent that any of such information may be deemed from time to time to be "material non-public information" as construed under the Exchange Act, the Consultant hereby agrees not to purchase or sell (or offer to purchase or sell) any of the Corporation's securities while in possession of information which may be so deemed to be "material non-public information."

     7. Reformation. In the event that a court of competent jurisdiction determines that the confidentiality provisions or part of a provision hereof are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, or for any other reason, the parties hereto agree that such court may reform the terms and/or scope of such covenants so that the same are reasonable and, as reformed, shall be enforceable. The Consultant and the Corporation hereby agree as follows:

     8. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon the Consultant and the Corporation and their respective legal successors and assigns.

     9. Remedies. In the event of a breach of any of the provisions of this Agreement, the non-breaching party shall provide written notice of such breach to the breaching party. The breaching party shall have thirty (30) days after receipt of such notice in which to cure its breach. If, on the thirty-first
(31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party thereafter shall be entitled to seek damages. It is acknowledged that this Agreement is of a unique nature and of extraordinary value and of such a character that a breach hereof by the Consultant or the Corporation shall result in irreparable damage and injury for which the non-breaching party may not have any adequate remedy at law. Therefore, if, on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party shall also be entitled to seek a decree of specific performance against the breaching party, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this section are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the parties with respect to this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of the provisions hereof.

     10. No Continuing Waiver. The waiver by any party of any provision or breach of this Agreement shall not operate as or be construed to be a waiver of any other provision hereof or of any other breach of any provision hereof.

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

     11. Notice. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

     12. Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     13. Assignability. Neither this Agreement nor any of the rights or obligations set forth herein shall not be assignable.

     14. Entire Agreement; Amendment. This Agreement contains the entire agreement among the Corporation and the Consultant with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

     15. Termination. The Corporation may terminate this Agreement with or without cause upon delivery of thirty (30) days prior written notice thereof to the Consultant. Any such termination shall result in termination of the Consultant's obligations hereunder and termination of the Consultant's right to further compensation hereunder.

     16. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement.

     17. Survival. Sections 5 through 12 hereof shall survive the termination for any reason of this Agreement (whether such termination is by the Corporation, upon the expiration of this Agreement by its terms or otherwise).

                                  * * * * * *

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as set forth below and have caused their respective corporate seals to be hereunder affixed effective as of the date first above written.


                                         THINK New Ideas, Inc.


                                         By:  /s/ Scott A. Mednick
                                              ----------------------------------
                                              Scott A. Mednick, Chief Executive
                                              Officer


                                         THE CONSULTANT

                                          /s/ Jason H. Pollak
                                         ---------------------------------------
                                         Jason H. Pollak

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